                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Global Sports, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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


                         [LOGO OF GLOBAL SPORTS, INC.]

                                                                 April 30, 2001

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Global Sports, Inc. which will be held on Thursday, May 24, 2001 at 10:00 a.m. local time at the office of Global, 1075 First Avenue, King of Prussia, PA 19406. The official notice of the Annual Meeting together with a proxy statement and proxy card are enclosed. Please give this information your careful attention.

  At the meeting, shareholders of Global are being asked to elect seven directors of Global, to approve an amendment to Global's 1996 Equity Incentive Plan to, among other things, increase the number of shares of common stock issuable under the Plan, to approve an amendment to Global's certificate of incorporation to, among other things, increase the number of shares of capital stock authorized under the certificate and to act upon such other business as may properly come before the meeting.

  Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy and returning it promptly.

                                          Sincerely,

                                          /s/ Michael G. Rubin
                                          Michael G. Rubin
                                          Chairman of the Board, President
                                          and Chief Executive Officer


        1075 First Avenue, King of Prussia, PA 19406     (610) 265-3229

                              GLOBAL SPORTS, INC.
                               1075 FIRST AVENUE
                           KING OF PRUSSIA, PA 19406

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            to be held May 24, 2001

                               ----------------

To Our Shareholders:

  Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Global Sports, Inc. ("Global") will be held on Thursday, May 24, 2001, at 10:00 a.m. local time, at the office of Global, 1075 First Avenue, King of Prussia, PA 19406, for the following purposes:

    1. To elect seven directors, as more fully described in the accompanying Proxy Statement;

    2. To approve an amendment to Global's 1996 Equity Incentive Plan to (i) increase the number of shares of Global's common stock, par value $.01 per share ("Common Stock"), issuable under the Plan from 4,500,000 shares to 7,500,000 shares, and (ii) increase the number of shares which may be granted to employees covered by Section 162(m) of the Internal Revenue Code of 1986, as amended, to 1,000,000;

    3. To approve the amendment and restatement of Global's Certificate of Incorporation in the form attached as Appendix B to the Proxy Statement to
  (i) increase the number of authorized shares of Common Stock by 30,000,000 shares from 60,000,000 shares to 90,000,000 shares, (ii) increase the number of authorized shares of Preferred Stock by 4,000,000 shares from 1,000,000 shares to 5,000,000 shares, and (iii) make certain other changes to the Certificate, all as more fully described in the Proxy Statement; and

    4. To act upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

  The Board of Directors is not aware of any other business to come before the Annual Meeting.

  The Board of Directors has fixed March 30, 2001 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          Arthur H. Miller
                                          Secretary

King of Prussia, Pennsylvania
April 30, 2001

                              Global Sports, Inc.
                               1075 First Avenue
                           King of Prussia, PA 19406

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The accompanying Proxy is solicited by and on behalf of the Board of Directors of Global Sports, Inc. ("Global" or the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 24, 2001, at 10:00 a.m. local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any postponement or adjournment thereof. The Annual Meeting will be held at the office of Global, 1075 First Avenue, King of Prussia, PA 19406. Unless the context requires otherwise, all references herein to Global refer to Global Sports, Inc. and its subsidiaries. This Proxy Statement, the Notice of Annual Meeting and the Proxy are first being mailed to shareholders on or about April 30, 2001.

  The cost of soliciting proxies will be borne by Global. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph or fax by directors, officers or employees of Global without additional compensation. Upon request by brokers, dealers, banks or voting trustees, or their nominees who are record holders of Global Common Stock, Global will pay the reasonable expenses incurred by such record holders for mailing proxy materials to any beneficial owners of the Common Stock.

Record Date and Quorum Record Date and Quorum

  Only shareholders of record at the close of business on March 30, 2001 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, Global had 31,427,752 shares of Common Stock issued and outstanding and 800 shares of Series A Preferred Stock issued and outstanding. Each share of Common Stock outstanding is entitled to one vote on each matter which may be brought before the Annual Meeting. The shares of Series A Preferred Stock outstanding have no voting rights with respect to any matter which may be brought before the Annual Meeting.

  In order for a quorum to be present at the Annual Meeting, a majority of the outstanding shares of Global Common Stock as of the close of business on the Record Date must be present in person or represented by proxy at the Annual Meeting. All such shares that are present in person or represented by proxy at the Annual Meeting including abstentions and broker non-votes will be counted in determining whether a quorum is present.

Voting of Shares Voting of Shares

  A Proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed Proxy will be voted in accordance with the instructions indicated by the shareholders. If no instructions to the contrary are indicated, the persons named in the enclosed Proxy will vote all shares of Common Stock represented by such Proxy:

    (i) FOR election of all nominees for director named in this Proxy
  Statement;

    (ii) FOR approval of the amendment to Global's 1996 Equity Incentive Plan to (A) increase the number of shares of Common Stock issuable under the Plan from 4,500,000 shares to 7,500,000 shares, and (B) increase the number of shares which may be granted to employees covered by Section 162(m) of the Internal Revenue Code of 1986, as amended, to 1,000,000;

    (iii) FOR approval of the amendment and restatement of Global's Certificate of Incorporation in the form attached as Appendix B to this Proxy Statement to (A) increase the number of authorized shares of Common Stock by 30,000,000 shares from 60,000,000 shares to 90,000,000 shares, (B)
  increase the number of authorized shares of Preferred Stock by 4,000,000 shares from 1,000,000 shares to 5,000,000 shares, and (C) make certain other changes to the Certificate of Incorporation, as described in this Proxy Statement; and

    (iv) in the discretion of the persons named in the enclosed Proxy as to any other matter that may properly come before the Annual Meeting.

  The election of directors will be determined by a plurality vote. The affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date is required to approve the amendment of Global's Certificate of Incorporation. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting is required to approve the amendment of Global's 1996 Equity Incentive Plan. An abstention, withholding of authority to vote or broker non-vote on any proposal, other than the election of directors, will have the same legal effect as an "against" vote.

Revocation of Proxies Revocation of Proxies

  Sending in a signed Proxy will not affect the shareholder's right to attend the Annual Meeting and vote in person since the Proxy is revocable. Any shareholder giving a Proxy has the power to revoke it by delivering a later dated Proxy or giving written notice to the Secretary of Global at any time before the Proxy is exercised. Attendance at the Annual Meeting will not, by itself, revoke a Proxy.

Change in Fiscal Year End

  For all years prior to 1999, Global's fiscal year ended on December 31. Effective for 1999, Global changed its fiscal year from the last day of December to the Saturday nearest the last day of December. As used in this Proxy Statement, "fiscal 1996", "fiscal 1997", "fiscal 1998", "fiscal 1999" and "fiscal 2000" refer to Global's fiscal years ended December 31, 1996, December 31, 1997, December 31, 1998, January 1, 2000 and December 30, 2000, respectively, and "fiscal 2001" refers to Global's fiscal year ending December 29, 2001.

                       PROPOSAL 1--ELECTION OF DIRECTORS

  Global's Bylaws, as amended, provide that the number of directors shall be as established by the Board of Directors. The Board of Directors has set the number of directors at seven. The following table sets forth certain information regarding the nominees for election to the Board of Directors to serve for one-year terms until the 2002 Annual Meeting and until their respective successors are elected and qualified.

                               Position(s) Held     Director Term to
       Name          Age(1)     in the Company       Since   Expire
-------------------  ------ ----------------------- -------- -------
Michael G. Rubin       28   Chairman, President and   1995    2002
                            Chief Executive Officer
Kenneth J. Adelberg    48   Director                  1995    2002
Ronald D. Fisher       53   Director                  2000    2002
Harvey Lamm            65   Director                  1998    2002
Mark S. Menell         36   Director                  2000    2002
Michael S. Perlis      48   None                       N/A    2002
Jeffrey F. Rayport     41   Director                  1999    2002

--------
(1) As of March 30, 2001.

  The principal occupation of each nominee for election to the Board of Directors is set forth below.

  Michael G. Rubin has served as Global's Chairman of the Board and Chief Executive Officer since July 1995 and as Global's President since June 2000. Mr. Rubin was named Entrepreneur of the Year in 1994 and 2000 at the Greater Philadelphia Entrepreneur of the Year Awards sponsored by Ernst & Young. Mr. Rubin attended Villanova University, Villanova, Pennsylvania.

  Kenneth J. Adelberg has been one of Global's directors since July 1995. Mr. Adelberg has served as President and Chief Executive Officer of HiFi House Group of Companies, a privately-held company based in Broomall, Pennsylvania, since 1987. Mr. Adelberg is a director and founding stockholder of US Wats, Inc., a publicly-traded company specializing in business telecommunications services, located in Bala Cynwyd, Pennsylvania, which was established in 1989. Mr. Adelberg is a founding stockholder and director of Republic Bank, Philadelphia, Pennsylvania, a publicly-traded bank which has been in operation since 1989. Mr. Adelberg is also a director of Trackpower, Inc. Mr. Adelberg holds Bachelor of Science degrees in Biophysics and Physiological Psychology from Pennsylvania State University and attended the MBA program at Drexel University, Philadelphia, Pennsylvania.

  Ronald D. Fisher has been one of Global's directors since March 2000. Mr. Fisher currently serves as the Vice Chairman of SOFTBANK Holdings, Inc. and Chief Executive Officer of SOFTBANK Global Ventures, a global private equity organization. He joined SOFTBANK in October 1995. From January 1990 to September 1995, Mr. Fisher was chief executive officer of Phoenix Technologies, Ltd., a developer and marketer of system software products. Mr. Fisher is also a director of SOFTBANK Corporation, E*TRADE Group, Inc., InsWeb Corporation, Key3media Group, Inc., PeoplePC, Inc and OptiMark Technologies. Mr. Fisher received a Bachelor of Commerce degree from the University of Witwatersand in South Africa and an MBA from Columbia University.

  Harvey Lamm has been one of Global's directors since April 1998. Mr. Lamm has served as a director and Chief Executive Officer of Vintek Corporation, a privately-held company based in Philadelphia, Pennsylvania since 1996. Vintek specializes in automated title management and the development of tools to reduce cost and manage risk for automotive finance institutions. From 1990 to 1996, Mr. Lamm spent his time managing his investments. From 1967 until 1990, Mr. Lamm served as Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of Subaru of America, Inc., until its acquisition by Fuji Heavy Industries Ltd. Mr. Lamm helped found Subaru of America, which was the exclusive importer of Subaru brand vehicles in the United States and was a publicly traded company listed on the Nasdaq National Market. Mr. Lamm holds degrees from Pennsylvania State University and Drexel University.

  Mark S. Menell has been one of Global's directors since April 2000. Mr. Menell has been a partner of Rustic Canyon Ventures since January 2000. From August 1990 to January 2000, Mr. Menell was an investment banker at Morgan Stanley Witter, most recently as Principal and co-head of Morgan Stanley Dean Witter's Technology Mergers and Acquisitions Group, based in Menlo Park, CA. Mr. Menell received a B.A. magna cum laude in economics from the University of Pennsylvania and a B.S. magna cum laude in finance and an MBA from the University of Pennsylvania's Wharton School of Business.

  Michael S. Perlis has been Venture Partner of SOFTBANK Capital Partners LP since July 2000. From November 1998 to June 2000, Mr. Perlis was employed by Ziff-Davis Inc., most recently as President & Chief Executive Officer. While at Ziff-Davis, Mr. Perlis was responsible for the portfolio of Ziff-Davis owned and licensed titles. From June 1996 to October 1998, Mr. Perlis served as President, Chief Operating Officer and Partner of TVSM Inc., a publisher of system specific television listing and guidance publications. Mr. Perlis received a B.A. from Syracuse University.

  Dr. Jeffrey F. Rayport has been one of Global's directors since April 1999. Dr. Rayport has been executive director of the Monitor Marketspace Center, a technology and e-commerce media unit based at Monitor Company, a global strategy consulting firm headquartered in Cambridge, Massachusetts, since September, 1998. Dr. Rayport has also been a faculty member in the Service Management Interest Group at the Harvard Business School since prior to 1995. Dr. Rayport went on leave from the Harvard Business School in September, 1998. Dr. Rayport earned an A.B. from Harvard College, an M.Phil. in International Relations at the University of Cambridge and an A.M. in the History of American Civilization and a Ph.D. in Business History at Harvard University.

  The stock purchase agreements pursuant to which certain funds affiliated with SOFTBANK America Inc. ("SOFTBANK") acquired their shares of Global Common Stock provide that SOFTBANK has the right to designate up to three members of Global's Board of Directors, depending on the number of shares of Global Common Stock held by SOFTBANK. Additionally, one of the SOFTBANK directors will be entitled to serve as a member of each committee of the Board of Directors. Ronald D. Fisher and Charles R. Lax were elected as directors of Global at the 2000 Annual Meeting to serve as SOFTBANK nominees. Messrs. Fisher and Perlis are the SOFTBANK nominees for election to the Board of Directors at the 2001 Annual Meeting. The stock purchase agreement pursuant to which Rustic Canyon Ventures, L.P., f/k/a TMCT Ventures, L.P. ("Rustic Canyon") acquired its shares of Global Common Stock provides that Rustic Canyon has the right to designate one member of Global's Board of Directors. Mark S. Menell was elected as director of Global to serve as Rustic Canyon's nominee. The stock purchase agreement pursuant to which Interactive Technology Holdings, LLC ("ITH") acquired its shares of Global Common Stock provides that ITH has the right to designate up to two members of Global's Board of Directors, depending on the number of shares of Global Common Stock held by ITH. Additionally, one of the ITH directors will be entitled to serve as a member of each committee of the Board of Directors. ITH has not designated any members of Global's Board of Directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES FOR DIRECTORS.

Board, Committees and Attendance at Meetings

  The Board of Directors of Global held 11 meetings during fiscal 2000. During fiscal 2000, no director attended fewer than 75% of the aggregate of (i) the total number of Board meetings held during the period for which he was a director and (ii) the total number of meetings held by committees of the Board of Directors on which he served, during the period he served, except that Mr. Rayport was unable to attend four Board meetings and two of the eight meetings held by committees of the Board on which he served and Mr. Fisher was unable to attend six of the nine Board meetings held during the period he served as director. The following is a description of each of the committees of the Board of Directors of Global.

  Audit Committee. During fiscal 2000, members of the Audit Committee were Messrs. Adelberg and Lamm and Charles R. Lax. The Audit Committee reviews Global's audited financial statements and the independence of the independent auditors and makes recommendations to the Board of Directors concerning Global's accounting practices and policies and the selection of independent accountants. The responsibilities of the Audit Committee are described in the Audit Committee Charter adopted by the Audit Committee and the Board of Directors, a copy of which is attached as Appendix C to this Proxy Statement. Each member of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee held seven meetings during fiscal 2000.

  Compensation Committee. During fiscal 2000, members of the Compensation Committee were Messrs. Adelberg, Lax and Rayport. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the executive officers and administers Global's stock option plans. The Compensation Committee held three meetings during fiscal 2000.

Compensation of Directors

  Under Global's current policy, upon election to the Board of Directors, non-employee directors of Global receive an option to purchase 30,000 shares of Global Common Stock as compensation for their services to Global. The directors do not receive any cash compensation for their services on behalf of Global but are reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any Committee. Mr. Rubin, the only director who is also an officer of Global, does not receive any separate fee for acting in his capacity as a director.

  On September 19, 1995, the Board of Directors adopted, and on November 15, 1995, the shareholders approved, the 1995 Non-Employee Directors' Stock Plan (the "Directors' Plan"). Pursuant to the Directors' Plan, options originally could be granted with respect to an aggregate of 12,500 shares of Common Stock. Effective December 31, 1997, the Board of Directors terminated the Directors' Plan, which remains in effect only as to unexercised options granted under the Directors' Plan.

Audit Committee Report

  The Audit Committee serves as an independent and objective party to monitor Global's financial reporting process and internal control system. The Audit Committee reviews and appraises the audit efforts of Global's independent accountants and financial management, including internal auditing, if applicable, and provides an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors. Each member of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board of Directors adopted a written charter for the Audit Committee on June 14, 2000, which is attached to this Proxy Statement as Appendix C.

  The Audit Committee has reviewed and discussed the audited financial statements with Global's management. The Audit Committee has also discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee has received the disclosures from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with Deloitte & Touche LLP their independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of Global that the audited financial statements be included in Global's Annual Report on Form 10-K for fiscal 2000 for filing with the Securities and Exchange Commission.

                                          Kenneth J. Adelberg
                                          Harvey Lamm
                                          Charles R. Lax

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth, as of April 12, 2001, the beneficial ownership of Global Common Stock by: (i) each person known by Global to be the beneficial owner of five percent or more of Global's outstanding Common Stock,
(ii) each director and nominee for director of Global, (iii) each executive officer of Global who is named in the Summary Compensation Table below (the "Named Officers"), and (iv) the directors and executive officers of Global as a group. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares. The business address of the officers and directors of Global is that of Global.

         Name, Position and Address             Number of Shares    Percentage
             of Beneficial Owner              Beneficially Owned(1)  of Class
         --------------------------           --------------------- ----------
Michael G. Rubin
 Chairman, President and
 Chief Executive Officer.....................       8,067,096          25.7%
Jordan M. Copland (2)
 Executive Vice President and
 Chief Financial Officer.....................          75,416             *
Robert W. Liewald (3)
 Executive Vice President,
 Merchandising...............................         160,550             *
Arthur H. Miller (4)
 Executive Vice President and
 General Counsel.............................         116,343             *
Michael R. Conn (5)
 Senior Vice President,
 Business Development........................          97,250             *
Kenneth J. Adelberg (6)
 Director....................................         101,900             *
Ronald D. Fisher (7)
 Director....................................       9,922,600          30.4
Harvey Lamm (8)
 Director....................................         137,260             *
Charles R. Lax (9)
 Director....................................       9,922,600          30.4
Mark S. Menell (10)
 Director....................................       1,095,650           3.5
Jeffrey F. Rayport (11)
 Director....................................          22,500             *
Michael S. Perlis (12)
 Director Nominee............................       9,903,850          30.3
Interactive Technology Holdings, LLC (13)....       9,500,000          26.4
SOFTBANK Affiliates (14).....................       9,903,850          30.3
All executive officers and directors as a
 group (14 persons) (15).....................      19,982,577          59.2

--------
* Less than one percent

 (1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the SEC. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days of the date of this table. Beneficial ownership may be disclaimed as to certain of the securities.
 (2) Includes 72,916 shares of Common Stock issuable upon the exercise of options.

 (3) Includes 93,750 shares of Common Stock issuable upon the exercise of options and 10,000 shares of Common Stock issuable upon the exercise of warrants.
 (4) Includes 105,208 shares of Common Stock issuable upon the exercise of options.
 (5) Includes 95,250 shares of Common Stock issuable upon the exercise of options.
 (6) Includes 56,250 shares of Common Stock issuable upon the exercise of options.
 (7) Consists of (i) 18,750 shares of Common Stock issuable to Mr. Fisher upon the exercise of options; (ii) 8,533,792 shares of Common Stock held by SOFTBANK Capital Partners LP; (iii) 120,058 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP; (iv) 1,232,125 shares of Common Stock issuable to SOFTBANK Capital Partners LP upon the exercise of warrants; and (v) 17,875 shares of Common Stock issuable to SOFTBANK Capital Advisors Fund LP upon the exercise of warrants. Mr. Fisher is a Managing Director of the general partner of each of these SOFTBANK entities. Mr. Fisher disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest.
 (8) Includes 125,000 shares of Common Stock issuable upon the exercise of options.
 (9) Consists of (i) 18,750 shares of Common Stock issuable to Mr. Lax upon the exercise of options; (ii) 8,533,792 shares of Common Stock held by SOFTBANK Capital Partners LP; (iii) 120,058 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP; (iv) 1,232,125 shares of Common Stock issuable to SOFTBANK Capital Partners LP upon the exercise of warrants; and (v) 17,875 shares of Common Stock issuable to SOFTBANK Capital Advisors Fund LP upon the exercise of warrants. Mr. Lax is a Managing Director of the general partner of each of these SOFTBANK entities. Mr. Lax disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest.
(10) Consists of (i) 18,750 shares of Common Stock issuable upon the exercise of options; (ii) 764,400 shares of Common Stock held by Rustic Canyon; and (iii) 312,500 shares of Common Stock issuable to Rustic Canyon upon the exercise of warrants. Mr. Menell is a Partner of Rustic Canyon. Mr. Menell disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest.
(11) Consists of 22,500 shares of Common Stock issuable upon the exercise of options.
(12) Consists of (i) 8,533,792 shares of Common Stock held by SOFTBANK Capital Partners LP; (ii) 120,058 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP; (iii) 1,232,125 shares of Common Stock issuable to SOFTBANK Capital Partners LP upon the exercise of warrants; and (iv) 17,875 shares of Common Stock issuable to SOFTBANK Capital Advisors Fund LP upon the exercise of warrants. Mr. Perlis is Venture Partner of SOFTBANK Capital Partners LP. Mr. Perlis disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest.
(13) Includes 4,500,000 shares of Common Stock issuable upon the exercise of warrants. The business address of Interactive Technology Holdings, LLC is c/o QVC, Inc., Studio Park, West Chester, PA 19380.
(14) Consists of (i) 8,533,792 shares of Common Stock held by SOFTBANK Capital Partners LP; (ii) 120,058 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP; (iii) 1,232,125 shares of Common Stock issuable to SOFTBANK Capital Partners LP upon the exercise of warrants; and (iv) 17,875 shares of Common Stock issuable to SOFTBANK Capital Advisors Fund LP upon the exercise of warrants. The business address of SOFTBANK is 10 Langley Road, Suite 403, Newtown Center, MA 02159.
(15) Includes (i) an aggregate of 994,727 shares of Common Stock issuable upon the exercise of options held by all executive officers and directors as a group; (ii) an aggregate of 10,000 shares of Common Stock issuable upon the exercise of warrants held by all executive officers and directors as a group; (iii) 8,533,792 shares of Common Stock held by SOFTBANK Capital Partners LP; (iv) 120,058 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP; (v) 764,400 shares of Common Stock held by Rustic Canyon; (vi) 1,232,125 shares of Common Stock issuable to SOFTBANK Capital Partners LP upon the exercise of warrants; (vii) 17,875 shares of Common Stock issuable to SOFTBANK Capital Advisors Fund LP upon the exercise of warrants; and (viii) 312,500 shares of Common Stock issuable to Rustic Canyon upon the exercise of warrants.

        PROPOSAL 2--APPROVAL OF AMENDMENT TO 1996 EQUITY INCENTIVE PLAN

Description of the Proposal

  In March 1996, the Board of Directors adopted and in July 1996 Global's shareholders approved Global's 1996 Equity Incentive Plan (the "Incentive Plan"). The Incentive Plan currently permits Awards to be granted for a total of 4,500,000 shares of Common Stock.

  Effective January 4, 2001, the Board of Directors amended the Incentive Plan to (i) increase the authorized number of shares of Common Stock issuable thereunder by 3,000,000 shares and to reserve the additional shares for issuance under the Incentive Plan, bringing the total number of shares of Common Stock issuable under the Incentive Plan to 7,500,000, and (ii) increase the number of shares which may be granted to employees covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to 1,000,000. The Incentive Plan, as amended and restated in its entirety, is included as Appendix A to this Proxy Statement.

  Approval of the amendment to the Incentive Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the Annual Meeting. Proxies for which no specific direction is included will be voted for the amendment to the Incentive Plan.

Description of the 1996 Equity Incentive Plan

  The following summary of the Incentive Plan is qualified in its entirety by the specific language of the Incentive Plan, a copy of which is available to any shareholder upon request.

 General

  The purposes of the Incentive Plan are to attract and retain key employees and certain other persons who are in a position to make significant contributions to the success of Global, to reward these employees and other persons for their contributions, to provide additional incentive to these employees and other persons to continue making similar contributions and to further align the interests of these employees and other persons with those of Global's shareholders. To achieve these purposes, the Incentive Plan permits grants of incentive stock options ("ISO's"), options not intended to qualify as incentive stock options ("Non-ISO's"), stock appreciation rights ("SAR's"), restricted and unrestricted stock awards, performance awards, loans, and supplemental cash awards and combinations of the foregoing (all referred to as "Awards"). Shares issuable under Awards that terminate unexercised, shares issuable under Awards that are payable in stock or cash but are paid in cash and shares issued but later forfeited will be available for future Awards under the Incentive Plan.

 Eligibility

  All of Global's approximately 450 current employees, future employees of Global and other persons who, in the opinion of the Board of Directors, are in a position to make significant contributions to the success of Global, such as consultants and non-employee directors, are eligible to receive Awards under the Incentive Plan.

 Administration

  The Incentive Plan is administered by the Board of Directors, which determines, among other things and subject to certain conditions, the persons eligible to receive Awards, the persons who actually receive Awards, the type of each Award, the number of shares of Common Stock subject to each Award, the date of grant, exercise schedule, vesting schedule and other terms and conditions of each Award, whether to accelerate the exercise or vesting schedule or waive any other terms or conditions of each Award, whether to amend or cancel an Award and the form of any instrument used under the Incentive Plan. The Board of Directors has the right to adopt rules for the administration of the Incentive Plan, settle all controversies regarding the Incentive Plan or any Award, and construe and correct defects and omissions in the Incentive Plan or any Award. The Incentive Plan may be amended, suspended or terminated by the Board of Directors, subject to certain conditions, provided that shareholder approval will be required whenever necessary for the Incentive Plan to continue to satisfy the requirements of certain securities and tax laws, rules and regulations. The Board of Directors may delegate its authority under the Incentive Plan to a Committee of the Board. The Board of Directors has delegated this authority to the Compensation Committee of the Board.

 Options

  Recipients of stock options under the Incentive Plan will have the right to purchase shares of Common Stock at an exercise price, during a period of time and on such other terms and conditions as are determined by the Board of Directors. For ISO's, the recipient must be an employee, the exercise price must be at least 100% (110% if issued to a greater than 10% shareholder of Global) of the fair market value of Global Common Stock on the date of grant and the term cannot exceed ten years (five years if issued to a greater than 10% shareholder of Global) from date of grant. If permitted by the Board of Directors and subject to certain conditions, an option exercise price may be paid by delivery of shares of Global Common Stock that have been outstanding, a promissory note, a broker's undertaking to promptly deliver the necessary funds or by a combination of those methods. If permitted by the Board of Directors, options (other than those granted in tandem with SAR's) may be settled by Global paying to the recipient, in cash or shares of Common Stock (valued at the then fair market value of Global Common Stock), an amount equal to such fair market value minus the exercise price of the option shares. No employee covered by Section 162(m) of the Code, will be eligible to receive options covering more than 1,000,000 shares of Common Stock during any calendar year.

 Stock Appreciation Rights

  SARs may be granted under the Incentive Plan either alone or in tandem with stock options. Generally, recipients of SARs are entitled to receive upon exercise, cash or shares of Common Stock (valued at the then fair market value of Global Common Stock) equal to such fair market value on the date of exercise minus such fair market value on the date of grant of the shares subject to the SAR, although certain other measurements also may be used. A SAR granted in tandem with a stock option is exercisable only if and to the extent that the option is exercised.

 Stock Awards

  The Incentive Plan provides for restricted and unrestricted stock awards. Stock awards allow the recipient to acquire shares of Global Common Stock for their par value or any higher price determined by the Board of Directors. In the case of restricted stock awards, the shares acquired are subject to a vesting schedule and other possible conditions determined by the Board of Directors.

 Performance Awards

  The Incentive Plan provides for performance awards entitling the recipient to receive stock options, stock awards or other types of Awards conditional upon achieving performance goals determined by the Board of Directors. Performance goals may involve overall corporate performance, operating group or business unit performance, personal performance or any other category of performance determined by the Board of Directors. Financial performance may be measured by revenue, operating income, net income, earnings per share, Common Stock price, price-earnings multiple or other financial factors determined by the Board of Directors.

 Loans and Cash Awards

  Under the Incentive Plan, loans or supplemental cash awards may be granted to recipients of Awards to help defray taxes due as a result of the Awards. The terms and conditions of loans and supplemental cash awards, including the interest rate, which may be zero, and whether any loan will be forgiven, are determined by the Board of Directors.

 Termination of Awards

  Except as otherwise determined by Global, upon termination of a recipient's employment or other relationship with Global, (i) stock options and SARs remain exercisable for a period of three months (one year if termination is due to death or disability) to the extent that they were exercisable at the time of termination and (ii) unvested shares under outstanding restricted stock awards vest immediately, except in the case of a voluntary resignation or termination for cause (as defined in the Incentive Plan). Stock options, SAR's and other Awards that are not exercisable at the time of termination automatically terminate, and payments or benefits under deferred stock awards, performance awards and supplemental cash awards that are not irrevocably due at the time of termination are forfeited.

 Summary of Federal Income Tax Consequences

  This discussion, which is based upon federal income tax law as in effect on the date of this Proxy Statement generally summarizes certain federal income tax consequences associated with the Incentive Plan. The tax consequences to executive officers may be different from those summarized below. No taxable income is realized upon the grant of a stock option, nor upon the exercise of an ISO except to the extent that the exercise may result in alternative minimum tax liability. Upon the exercise of a non-qualified option, the recipient realizes ordinary income equal to the fair market value on the date of exercise minus the exercise price of the option shares. If restricted shares of Global Common Stock are used to settle a stock option, however, then the realization of income may be deferred. Upon a disposition of shares acquired by exercise of a stock option, the gain or loss generally constitutes a capital gain or loss. In the case of a disposition of ISO shares within one year after the date of exercise or within two years after the date of grant, the difference between the lesser of (i) the amount realized on disposition and (ii) the fair market value on the date of exercise and the exercise price constitutes ordinary income, and any additional gain or loss above or below the fair market value on the date of exercise constitutes a capital gain or loss.

  Upon the grant of an unrestricted stock award, the recipient realizes ordinary income equal to the fair market value on the date of grant minus the price paid for the shares awarded. A recipient of a restricted stock award realizes ordinary income only as of and when the shares vest. The ordinary income realized on each vesting or transfer date equals the fair market value on that date less the price paid for the shares. A recipient of a restricted stock award may, however, choose or be required by the terms of the award to elect under Section 83(b) of the Code to have the ordinary income associated with all of the restricted shares realized and measured on the date of grant. A recipient who makes such an election and later forfeits restricted shares may not claim a loss for tax purposes. The tax consequences of a performance award depend upon the nature of the underlying Award earned if and when the performance goals are achieved. Generally, loans made under the Incentive Plan do not result in taxable income to the recipient. If the interest rate is lower than certain rates specified under the Code, however, then ordinary income may be imputed to the recipient. Forgiveness of all or part of a loan also results in ordinary income to the recipient. The recipient of a supplemental cash award realizes ordinary income equal to the amount received.

  Generally, whenever a recipient realizes ordinary income, a corresponding deduction is available to Global. Under Section 162(m) of the Code, however, Global will be denied a deduction for certain compensation exceeding $1,000,000 paid to its chief executive officer and four other highest paid executive officers, excluding (among other things) certain performance-based compensation (see Report of the Compensation Committee).

New Plan Benefits

The following table sets forth the number of shares issuable upon the exercise of options and stock awards granted under the Incentive Plan during fiscal 2000.

                                                                       Number of
      Name and Position                                                  Units
      ---------------------------------------------------------------- ---------
      Michael G. Rubin
       Chairman, President and
       Chief Executive Officer........................................       --
      Jordan M. Copland
       Executive Vice President
       and Chief Financial Officer....................................       --
      Robert W. Liewald
       Executive Vice President,
       Merchandising..................................................    25,000
      Arthur H. Miller
       Executive Vice President
       and General Counsel............................................    50,000
      Michael R. Conn
       Senior Vice President,
       Business Development...........................................    70,000
      Executive Group.................................................   420,000
      Non-Executive Director Group....................................    60,000
      Non-Executive Officer Employee Group............................ 2,378,309

THE BOARD OF DIRECTORS OF GLOBAL UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO GLOBAL'S 1996 EQUITY INCENTIVE PLAN.

             PROPOSAL 3--AMENDMENT TO CERTIFICATE OF INCORPORATION

  Under Global's Certificate of Incorporation, Global currently is authorized to issue up to 60,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of March 30, 2001, there were approximately 14,756,329 authorized shares of Global Common Stock that were not issued or reserved for future issuance and 999,200 shares of Global Preferred Stock that were not
issued or reserved for future issuance. On        , 2001, the Board of
Directors approved an amendment to Global's Certificate of Incorporation that
(i) increases the maximum number of authorized shares of Common Stock by 30,000,000 from a total of 60,000,000 shares to a total of 90,000,000 shares,
(ii) increases the maximum number of authorized shares of Preferred Stock by 4,000,000 from a total of 1,000,000 shares to a total of 5,000,000 shares, and
(iii) makes certain changes with respect to the management of the business and the conduct of the affairs of Global. The Certificate of Incorporation, as proposed to be amended and restated in its entirety, is attached as Appendix B to this Proxy Statement.

  The purpose of the increases in the authorized shares of Common Stock and Preferred Stock is to provide sufficient shares for future financings, acquisitions, benefit plans, recapitalizations and other corporate purposes. Although Global evaluates such uses from time to time, Global currently does not have any commitments or understandings that would require the issuance of additional shares. Once authorized, the additional shares of Common Stock and Preferred Stock may be issued with approval of the Board of Directors but without further approval of the shareholders unless shareholder approval is required by applicable law, rule or regulation. Accordingly, this solicitation may be the only opportunity for shareholders to approve such financings, acquisitions, benefit plans, recapitalizations and other corporate transactions.

  The Certificate of Incorporation, as proposed to be amended and restated, makes the following changes with respect to the management of the business and the conduct of the affairs of Global: (i) the number of directors will be fixed exclusively by a majority of the authorized number of directors constituting the Board of Directors; (ii) no decrease in the number of directors will shorten the term of any incumbent director; (iii) directors may be removed with cause by the vote of a majority of the voting power of all the then-outstanding shares of Global entitled to vote for directors or without cause by the vote of 66 2/3% of the voting power of all the then-outstanding shares of Global entitled to vote for directors; (iv) notice of shareholder nominations for election of directors and of business to be brought by shareholders before a meeting of shareholders must be given in the manner provided in Global's Bylaws; and (v) if the Delaware General Corporation Law is amended to further eliminate or limit personal liability of directors, the liability of a director will be limited to the fullest extent permitted by that law, as amended.

  Shareholder approval of this proposal is required under Delaware law. Approval of the amendment to Global's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Global Common Stock.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO GLOBAL'S CERTIFICATE OF INCORPORATION.

                            EXECUTIVE COMPENSATION

Compensation Committee Report

  During fiscal 2000, Global's Compensation Committee of the Board of Directors was comprised of Messrs. Adelberg, Lax and Rayport. For fiscal 2000, the Compensation Committee reviewed the compensation of executive officers, made decisions regarding executive compensation and administered Global's employee equity incentive plans.

  Global's compensation policies for executive officers are to:

  . provide compensation packages to attract, motivate and retain executives,

  . link a significant portion of compensation to financial results to reward successful performance, and

  . provide long-term equity based compensation to further align the interests of executives with those of the shareholders and further reward success and performance.

  The principal components of Global's executive compensation are base salary, incentive compensation and periodic grants of stock options or awards. The award of bonuses and stock options serve as incentives for superior performance and are based upon both the performance of the executives and Global.

  In determining compensation levels, Global considers compensation packages offered by similar sized companies within the e-commerce industry. Compensation levels for individual executive officers may be more or less than those offered by such other companies, depending on a subjective assessment of individual factors, such as the executive's position, skills, achievements, tenure with Global and historical compensation levels.

  Global has employment agreements with the following Named Officers: Michael
G. Rubin, Global's Chairman, President and Chief Executive Officer, Jordan M. Copland, Global's Executive Vice President and Chief Financial Officer, Arthur
H. Miller, Global's Executive Vice President and General Counsel and Michal R. Conn, Global's Senior Vice President, Business Development. Compensation of the Named Officers for fiscal 2000 was determined in accordance with these employment agreements as described herein. Mr. Rubin's compensation in fiscal 2000 consisted solely of the base salary provided for in his employment agreement. Mr. Rubin's compensation was not based on Global's performance.

  Under the stock option plans established by Global, stock options are periodically granted to employees at the discretion of the Board of Directors or Compensation Committee. It is contemplated that executives of Global will be eligible to receive stock option grants, subject to individual performance and the performance of Global as a whole.

  During fiscal 2000, Global's Named Officers were granted a total of 345,000 options to purchase Common Stock at exercise prices ranging from $3.00 to $4.313 per share.

  Section 162(m) of the Code generally denies a deduction to any publicly held company, such as Global, for certain compensation exceeding $1,000,000 paid in any taxable year to the chief executive officer and the four other highest paid executive officers, excluding, among other things, certain qualified performance-based compensation. The Board of Directors has not yet recommended any change to Global's executive compensation policies and plans as a result of Section 162(m). The Compensation Committee has considered the impact of
Section 162(m) and believes that it will not have a material adverse effect on Global in fiscal 2001.

                                          Kenneth J. Adelberg
                                          Charles R. Lax
                                          Jeffrey Rayport

Compensation Committee Interlocks and Insider Participation

  None of the members of the Board's Compensation Committee is or has been an officer or employee of Global. Mr. Lax is a Managing Director of the general partner of SOFTBANK Capital Partners LP and SOFTBANK Capital Advisors Fund LP, the SOFTBANK affiliates through which SOFTBANK has acquired an aggregate of 8,653,850 shares of Global Common Stock and warrants to purchase an aggregate of 1,250,000 shares of Global Common Stock.

Summary Compensation Table

  The following table sets forth information regarding compensation paid by Global and its subsidiaries to each Named Officer.

                                                                         Long Term Compensation (1)
                                                                  -----------------------------------------
                                       Annual Compensation                Awards
                                --------------------------------- ------------------------
                                                                                Securities
                                                                   Restricted   Underlying
        Name and         Fiscal                    Other Annual      Stock      Options /     All Other
   Principal Position     Year   Salary    Bonus  Compensation(2) Award(s) (3)   SARS (#)  Compensation (4)
------------------------ ------ --------- ------- --------------- ------------  ---------- ----------------
Michael G. Rubin          2000  $ 375,400     --          --             --          --         $  510
 Chairman, President and  1999    450,000     --          --             --          --            510
 Chief Executive
  Officer...............  1998    398,269     --          --             --          --            --
Jordan M. Copland         2000    125,769  47,500         --             --      200,000        23,358
 Executive Vice
  President               1999        --      --          --             --          --            --
 and Chief Financial
  Officer...............  1998        --      --          --             --          --            --
Robert W. Liewald         2000    200,000 100,000         --             --       25,000         4,318
 Executive Vice
  President,              1999     90,769 100,000         --             --      105,000           170
 Merchandising..........  1998        --      --          --             --          --            --
Arthur H. Miller          2000    200,000 100,000         --             --       50,000         3,846
 Executive Vice
  President               1999     40,385  25,000    $130,505(5)    $149,900(6)  100,000            43
 and General Counsel....  1998        --      --          --             --          --            --
Michael R. Conn           2000    162,500  24,375         --             --       70,000           498
 Senior Vice President,   1999    133,269  45,000         --          18,548(7)   80,000           306
 Business Development...  1998        --      --          --             --          --            --

--------
(1) Global did not grant any stock appreciation rights during the years presented.
(2) Excludes perquisites and other personal benefits that do not, in the aggregate, exceed $50,000 or 10% of each officer's total salary and bonus.
(3) As of the end of fiscal 2000, there were 1,500 shares of Global restricted stock outstanding, with a value of $8,297. Holders of restricted stock are entitled to receive dividends, if any, paid to holders of Global Common Stock.
(4) For fiscal 2000, consists of (i) Global's matching contributions under its 401(k) Profit Sharing Plan in the amount of $3,051, $3,808 and $3,336 for Messrs. Copland, Liewald and Miller, respectively, (ii) insurance premiums paid by Global with respect to term life insurance in the amount of $510, $307, $510, $510 and $498 for Messrs. Rubin, Copland, Liewald, Miller and Conn, respectively, and (iii) reimbursement of moving expenses in the amount of $20,000 for Mr. Copland.
(5) Consists of amounts reimbursed during fiscal 1999 for the payment of taxes.
(6) On August 9, 1999, Mr. Miller was granted a restricted stock award of 10,000 shares of Global Common Stock, vesting on the date of grant. The amount set forth in the table is the market value of the award on the date of grant, net of the amount paid by Mr. Miller.
(7) On February 24, 1999, Mr. Conn was granted a restricted stock award of 1,500 shares of Global Common Stock, vesting on February 24, 2001. The amount set forth in the table is the market value of the award on the date of grant, net of the amount paid by Mr. Conn.

Option/SAR Grants in Last Fiscal Year

  The following table sets forth certain information regarding options to purchase shares of Common Stock granted to the Named Officers during fiscal 2000. No SAR's were granted during fiscal 2000.

                                                                                                Potential Realized Value
                                                                                            at Assumed Annual Rates of Stock
                                                                                                   Price Appreciation
                                                   Individual Grants                               for Option Term (1)
                               ----------------------------------------------------------- -----------------------------------
                                Number of     % of Total                Market
                                Securities   Options/SARs               Price
                                Underlying    Granted to   Exercise    on Date
                               Options/SARs  Employees in   or Base    of Grant Expiration
          Name                  Granted (#)  Fiscal Year  Price ($/Sh)  (#/Sh)     Date      5% ($)      10% ($)     0% ($)
-------------------------      ------------  ------------ -----------  -------- ---------- ----------- ----------- -----------
Michael G. Rubin
 Chairman, President and
 Chief Executive Officer..           --          --            --          --        --            --          --          --
Jordan M. Copland
 Executive Vice President
 and Chief Financial Officer..   200,000(2)      6.5%       $ 3.00      $19.00    2/9/10   $ 5,589,820 $ 9,256,060 $ 3,200,000
Robert W. Liewald
 Executive Vice
 President,
 Merchandising...........         25,000(3)       .8%       $4.313      $4.313   5/26/10        67,811     171,841         --
Arthur H. Miller
 Executive Vice President
 and General Counsel.....         50,000(4)      1.6%       $4.313      $4.313   5/26/10       135,622     343,681         --
Michael R. Conn
 Senior Vice President,
 Business Development....         70,000(5)      2.3%       $4.313      $4.313   5/26/10       189,871     481,154         --

--------
(1) Represents the difference between the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock on the date of grant appreciates in value to the end of the ten-year option term at annualized rates of 5%, 10% and 0% (only with respect to options with an exercise price below the market value of the Common Stock at the date of grant), respectively, and the exercise price of the option. The rates of appreciation used in this table are prescribed by regulation of the SEC and are not intended to forecast future appreciation of the market value of the Common Stock.
(2) Such option vests as follows: 50,000 shares on February 9, 2001 and 4,167 shares monthly thereafter.
(3) Such option vests as follows: 6,250 shares on May 26, 2001 and 521 shares monthly thereafter.
(4) Such option vests as follows: 12,500 shares on May 26, 2000 and 782 shares monthly thereafter.
(5) Such option vests as follows: 17,500 shares on May 26, 2001 and 2,188 shares monthly thereafter.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

  The following table sets forth information regarding options to purchase shares of Common Stock exercised by the Named Officers during fiscal 2000 under Global's stock option plans and the values of options held by such individuals at fiscal year end.

                                                                                    Value of
                                                                                   Unexercised
                                                        Number of Securities      In-the-Money
                                                       Underlying Unexercised    Options/SARs at
                                                          Options/ SARs at       Fiscal Year End
                          Shares Acquired    Value         Fiscal Year End        Exercisable/
          Name             on Exercise(#) Realized($) Exercisable/Unexercisable Unexercisable (1)
------------------------  --------------- ----------  ------------------------- -----------------
Michael G. Rubin
 Chairman, President and
 Chief Executive
 Officer................        --           --                        --                     --
Jordan M. Copland
 Executive Vice
 President
 and Chief Financial
 Officer................        --           --               -- / 200,000          -- / $506,200
Robert W. Liewald
 Executive Vice
 President,
 Merchandising..........        --           --            45,000 / 85,000           $0 / $30,450
Arthur H. Miller
 Executive Vice
 President
 and General Counsel....        --           --            51,301 / 98,699      $21,885 / $39,015
Michael R. Conn
 Senior Vice President,
 Business Development...        --           --           28,750 / 121,250           $0 / $85,260

--------
(1) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the options granted based upon the closing sales price per share of $5.531 at the end of fiscal 2000.

Employment Agreements

  Michael G. Rubin. Effective January 1, 2001, Global entered into a new employment agreement with Mr. Rubin for a term of four years, subject to automatic annual extensions, to serve as Global's President and Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Rubin is entitled to receive (i) an annual base salary of $325,000 during fiscal 2001, increasing by $25,000 in each successive year, (ii) an annual bonus in such amount and based upon the achievement of such goals as Mr. Rubin and the Compensation Committee may determine, and (iii) other benefits similar to those provided to Global's other officers.

  Mr. Rubin's employment agreement may be terminated by Global with cause, which is defined to include gross negligence or willful misconduct in the performance of his duties under the agreement, willful breach of the agreement or conviction of a felony. Mr. Rubin may terminate his employment with Global for good reason, which is defined to include, among other things, demotion or removal from his position or diminishment of his duties, reduction in base salary or a material reduction in benefits, breach of the agreement by Global or relocation of Mr. Rubin's principal place of employment. In the event of termination by Global other than for cause or termination by Mr. Rubin for good reason, Global will pay Mr. Rubin two years of his base salary, in accordance with Global's normal payroll practices, and provide Mr. Rubin with his benefits during such two-year period. Under the employment agreement, for a period of two years following his termination, Mr. Rubin is prohibited from engaging in a business that is competitive with Global's business or from soliciting employees of Global to become an employee of someone else.

  Jordan M. Copland. On February 9, 2000, Global entered into an employment agreement with Jordan M. Copland, Executive Vice President and Chief Financial Officer of Global, for a term of four years beginning February 23, 2000. Mr. Jordan's compensation is comprised of the following: (i) an annual base salary of $150,000 for the first year, subject to annual increases in accordance with Global's annual performance review procedures, (ii) incentive bonuses and/or option grants as may be determined by Global's Chief Executive Officer, subject to approval of Global's Board, (iii) a signing bonus of $25,000 upon commencement of employment, (iv) an automobile allowance of $1,000 per month, and (v) other benefits similar to those provided to Global's other officers.

  Arthur H. Miller. On August 9, 1999, Global entered into an employment agreement with Arthur H. Miller, Executive Vice President and General Counsel of Global, for a term of five years,beginning September 20, 1999. Mr. Miller's compensation is comprised of the following: (i) an annual base salary of $200,000 during fiscal 2000 increasing to $225,000 effective January 1, 2001,
(ii) stock option grants, (iii) a restricted stock award, (iv) an incentive bonus up to $100,000, as determined by Global's Chief Executive Officer, (v) an automobile allowance of $1,000 per month, and (vi) other benefits similar to those provided to Global's other officers.

  Michael R. Conn. On February 24, 1999, Global entered into an employment agreement with Michael R. Conn, Senior Vice President, Business Development of Global, for an initial term of five years, subject to automatic annual extensions after the initial term. Mr. Conn's compensation is comprised of the following: (i) an annual base salary of $162,500 during fiscal 2000 increasing to $175,000 effective January 1, 2001, (ii) stock option grants, (iii) a restricted stock award, (iv) incentive compensation up to 30% of Mr. Conn's base salary based upon the achievements of Mr. Conn and the results of operations of Global, (iv) an automobile allowance of $500 per month, and (v) other benefits similar to those provided to Global's other officers.

  Each of Messrs. Copland's, Miller's and Conn's employment agreements may be terminated by Global with cause, which is defined similarly to the definition of cause in Mr. Rubin's agreement. In addition, Messrs. Copland, Miller and Conn may terminate their agreements for good reason, which is defined similarly to the definition of good reason in Mr. Rubin's agreement. In the event of termination by Global other than for cause or termination by Mr. Copland, Mr. Miller or Mr. Conn for good reason, Global will pay the executive the severance and benefits specified in his agreement. Messrs. Copland's, Miller's and Conn's employment agreements each contain a one year restrictive covenant similar to the one in Mr. Rubin's agreement.

                            STOCK PERFORMANCE GRAPH

  The following graph shows a comparison of the cumulative total return for Global Common Stock, the ISDEX Internet Stock Index and the NASDAQ Stock Market, assuming an investment of $100 in each on December 29, 1995, and the reinvestment of all dividends. The data points used for the performance graph are listed below.



              [PERFORMANCE CHART OF TOTAL RETURN TO STOCKHOLDERS]

 Performance Graph Data  12/29/95 12/31/96 12/31/97 12/31/98 12/31/99 12/29/00
Points.................. -------- -------- -------- -------- -------- --------
Global.................. $100.00  $114.27  $ 62.84  $179.99  $287.14  $126.43
ISDEX Internet Stock
 Index.................. $100.00  $ 99.50  $ 99.87  $337.00  $860.35  $361.24
NASDAQ.................. $100.00  $123.03  $150.28  $210.68  $392.12  $238.06

Note: Stock price performance shown in the Stock Performance Graph for Global Common Stock is historical and not necessarily indicative of future price performance.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Global does not have any formal policy concerning the direct or indirect pecuniary interest of any of its officers, directors, security holders or affiliates in any investment to be acquired or disposed of by Global or in any transaction to which Global is a party or has an interest. Global will not enter into any such transactions unless approved by a majority of the entire Board of Directors, not including any interested director.

  Prior to moving to its current location, Global's main executive offices and warehouse were located in a 75,000 square foot facility leased from Michael G. Rubin, Global's Chairman, President and Chief Executive Officer. Pursuant to its terms, the lease expired on September 30, 2009 and Global was required to pay approximately $29,000 per month, plus maintenance and utilities, for the facility. During fiscal 2000, Global and Mr. Rubin agreed that Global would pay Mr. Rubin monthly rent of approximately $19,000 for the months of

June 2000 through October 2000, monthly rent of approximately $14,000 for the month of November 2000 and monthly rent of approximately $20,000 for the month of December 2000, and that Global would pay Mr. Rubin the difference between the monthly rent due under the lease and the amounts actually paid by Global at a later date. During fiscal 2000, Global paid Mr. Rubin approximately $68,000 of the $77,000 difference between the monthly rent due under the lease and the amounts actually paid by Global. Subsequently, the lease was terminated effective December 30, 2000 in exchange for a $500,000 payment by Global to Mr. Rubin in full satisfaction of Global's obligations to Mr. Rubin under the lease. Payments by Global to Mr. Rubin under the lease totalled approximately $348,000 in fiscal 2000.

  On July 23, 1999, SOFTBANK acquired an aggregate of 6,153,850 shares of Global Common Stock at a price of $13.00 per share (the closing price on May 26, 1999, the day prior to the day Global and SOFTBANK agreed in principle to the transaction) for an aggregate purchase price of approximately $80.0 million. On May 1, 2000, SOFTBANK acquired an additional 2,500,000 shares of Common Stock at a price of $8.00 per share and warrants to purchase 1,250,000 shares of Common Stock at an exercise price of $10.00 per share, for an aggregate purchase price of $20.0 million. Messrs. Fisher and Lax are Managing Directors of the general partner of SOFTBANK Capital Partners LP and SOFTBANK Capital Advisors Fund LP, the SOFTBANK affiliates through which SOFTBANK acquired such shares and Mr. Perlis is Venture Partner of SOFTBANK Capital Partners LP.

  On May 1, 2000, Rustic Canyon acquired 625,000 shares of Common Stock at a price of $8.00 per share and warrants to purchase 312,500 shares of Common Stock at an exercise price of $10.00 per share, for an aggregate purchase price of $5.0 million. Mr. Menell is a Partner of Rustic Canyon.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires Global's directors, executive officers, and persons who own more than 10% of a registered class of Global's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Global. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish Global with copies of all Section 16(a) forms they file.

  To Global's knowledge, based solely on a review of the copies of such reports furnished to Global and written representations that no other reports were required, all Section 16(a) filing requirements applicable to Global's executive officers, directors and greater than 10% beneficial shareholders were complied with during fiscal 2000, except that the following reports were not timely filed: statement of changes in beneficial ownership filed by Mr. Lamm.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, Global knows of no other business that will be presented for consideration at the Annual Meeting (other than procedural matters). However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters that Global's Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the Annual Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Exchange Act; and (v) matters incident to the conduct of the Annual Meeting. If any such matters come before the Annual Meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

                        INDEPENDENT PUBLIC ACCOUNTANTS

General

  The appointment of an independent public accountant is approved annually by the Board of Directors based upon the recommendation of the Audit Committee. The accounting firm of Deloitte & Touche LLP acted as Global's independent public accountants for fiscal 2000. No independent public accountant has been selected for fiscal 2001 as the Audit Committee has not yet made its recommendation. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement, if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Audit Fees

  The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of Global's annual financial statements for the fiscal year ended December 30, 2000 and the reviews of the financial statements included in Global's Forms 10-Q for fiscal 2000 were approximately $376,000.

Financial Information Systems Design and Implementation Fees

  Global did not engage Deloitte & Touche LLP to provide professional services related to financial information systems design and implementation for fiscal 2000.

All Other Fees

  The aggregate fees billed for services rendered by Deloitte & Touche LLP, other than for services covered by the preceding two paragraphs, totaled approximately $164,000 for fiscal 2000.

  The Audit Committee has considered and determined that the services provided by Deloitte & Touche LLP are compatible with Deloitte & Touche LLP maintaining its independence.

                            ADDITIONAL INFORMATION

  Global is subject to the reporting requirements of the Exchange Act, and in accordance therewith files periodic reports and other information with the SEC. Such reports, proxy statements and other information concerning Global may be inspected and copies may be obtained (at prescribed rates) at Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, electronically filed documents, including reports, proxy and information statements and other information regarding Global, can be obtained from the SEC's website at http://www.sec.gov.

                             SHAREHOLDER PROPOSALS

  A shareholder proposal for Global's 2002 Annual Meeting must be submitted to Global at its office located at 1075 First Avenue, King of Prussia, Pennsylvania, 19406, by December 31, 2001 to receive consideration for inclusion in Global's 2001 proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

  In addition, the deadline for providing Global timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at Global's 2002 Annual Meeting is March 15, 2002. As to all such matters which Global does not have notice on or prior to March 15, 2002, discretionary authority shall be granted to the persons designated in Global's proxy related to the 2002 Annual Meeting to vote on such proposal.

                                 ANNUAL REPORT

  This Proxy Statement is accompanied by Global's Annual Report to Shareholders for fiscal 2000 (the "Annual Report").

  Global will furnish without charge to each person to whom this proxy statement is delivered, a copy of any or all of the documents incorporated by reference in Global's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated), upon the written request of such person. Requests should be sent to:

                              Global Sports, Inc.
                               1075 First Avenue
                           King of Prussia, PA 19406
                                (610) 265-3229
                         Attention: Investor Relations

                                          By Order of the Board of Directors,

                                          /s/ Arthur H. Miller

                                          Arthur H. Miller,
                                          Secretary

                                                                     Appendix A

                              GLOBAL SPORTS, INC.

                          1996 EQUITY INCENTIVE PLAN

                 (amended and restated as of January 4, 2001)

-------------------------------------------------------------------------------

1. Purpose

  The purpose of the Global Sports, Inc. Equity Incentive Plan (the "Plan") is to promote the long-term retention of key employees of Global Sports, Inc., ("Global") and its current and future subsidiaries (collectively, the "Company") and other persons who are in a position to make significant contributions to the success of the Company, to further reward these employees and other persons for their contributions to the Company's growth and expansion, to provide additional incentive to these employees and other persons to continue to make similar contributions in the future, and to further align the interests of these employees and other persons with those of Global's stockholders. These purposes will be achieved by granting to such employees and other persons, in accordance with the provisions of this Plan, Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards or Performance Awards, for shares of Global's common stock, $0.01 par value per share ("Common Stock"), or Loans or Supplemental Grants, or combinations thereof ("Awards").

2. Aggregate Number of Shares

  2.1 The aggregate number of shares of Common Stock for which Awards may be granted under the Plan will be 7,500,000 shares with an individual limit of 1,000,000 shares per year for each Employee (as defined below) covered by
Section 162(m) of the Code (as defined below). Notwithstanding the foregoing, if there is any change in the capitalization of Global, such as by stock dividend, stock split, combination of shares, exchange of securities, recapitalization or other event which the Board of Directors (the "Board") of Global deems, in its sole discretion, to be similar circumstances, the aggregate number and/or kind of shares for which Awards may be granted under the Plan shall be appropriately adjusted in a manner determined by the Board. No fractional shares of Common Stock will be delivered under the Plan.

  2.2 Treasury shares, reacquired shares and unissued shares of Common Stock may be used for purposes of the Plan, at Global's sole discretion.

  2.3 Shares of Common Stock that were issuable pursuant to an Award that has terminated but with respect to which such Award had not been exercised, shares of Common Stock that are issued pursuant to an Award but that are subsequently forfeited and shares of Common Stock that were issuable pursuant to an Award that was payable in Common Stock or cash but that was satisfied in cash, shall be available for future Awards under the Plan.

3. Eligible Employees and Participants

  3.1 All current and future key employees of the Company, including officers and directors who are employed by the Company ("Employees"), and all other persons, including directors of the Company who are not Employees, who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company, shall be eligible to receive Awards under the Plan. No eligible Employee or other person (a "Participant") shall have any right to receive an Award except as expressly provided in the Plan.

  3.2 The Participants who shall actually receive Awards under the Plan shall be determined by the Board in its sole discretion. In making such determinations, the Board shall consider the positions and responsibilities of eligible Employees and other persons, their past performance and contributions to the Company's growth and expansion, the value of their services to the Company, the difficulty of finding qualified replacements, and such other factors as the Board deems pertinent in its sole discretion.

4. Administration

  4.1 The Plan shall be administered by the Board. The Board may delegate all or any portion of its authority hereunder to one or more committees, each consisting of one or more members of the Board. Once appointed, such committees shall continue to serve until otherwise directed by the Board. Any Awards granted to officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act") shall be made by a committee of two or more members of the Board, each of whom is a Non-Employee Director (as defined or interpreted for purposes of Rule 16b-3 (including amendments and successor provisions) as promulgated by the Securities and Exchange Commission pursuant to its authority under the 1934 Act ("Rule 16b-3")) or as otherwise permitted by Rule 16b-3 and other applicable regulations. Any Awards granted to officers who are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") shall be made by a committee of two or more members of the Board, each of whom is an Outside Director (as defined or interpreted for purposes of Section 162(m) of the Code) or as otherwise permitted by Section 162(m) of the Code and other applicable regulations.


  4.2 In addition to its other authority but subject to the provisions of the Plan, the Board shall have the authority to determine, in its sole discretion, the Participants who shall be eligible to receive Awards, the Participants who shall actually receive Awards, the size of each Award, including the number of shares of Common Stock subject to the Award, the type or types of each Award, the date on which each Award shall be granted, the terms and conditions of each Award, whether to waive compliance by a Participant with any obligations to be performed by the Participant under an Award or waive any term or condition of an Award, whether to amend or cancel an existing Award in whole or in part (except that the Board may not, without the consent of the holder of an Award or unless specifically authorized by the terms of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder), and the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants.

  4.3 The Board may adopt such rules for the administration of the Plan as it deems necessary or advisable, in its sole discretion. For all purposes of the Plan, a majority of the members of the Board shall constitute a quorum, and the vote or written consent of a majority of the members of the Board on a particular matter shall constitute the act of the Board on that matter. The Board shall have the exclusive right to construe the Plan and any Award, to settle all controversies regarding the Plan or any Award, to correct defects and omissions in the Plan and in any Award, and to take such further actions as the Board deems necessary or advisable, in its sole discretion, to carry out the purpose and intent of the Plan. Such actions shall be final, binding and conclusive upon all parties concerned.

  4.4 No member of the Board shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Board, or for any act or omission of any other member of the Board.

  4.5 All costs incurred in connection with the administration and operation of the Plan shall be paid by the Company. Except for the express obligations of the Company under the Plan and under Awards granted in accordance with the provisions of the Plan, the Company shall have no liability with respect to any Award, or to any Participant or any transferee of shares of Common Stock from any Participant, including, but not limited to, any tax liabilities, capital losses, or other costs or losses incurred by any Participant or any such transferee.

5. Types of Awards

  5.1. Options.

  (a) An Option is an Award entitling the recipient on exercise thereof to purchase Common Stock at a specified exercise price. Both "incentive stock options," as defined in Section 422 of the Code (any Option intended to qualify as an incentive stock option is hereinafter referred to as an "ISO"), and Options that are not incentive stock options ("non-ISO"), may be granted under the Plan. ISOs shall be awarded only to Employees.

  (b) The exercise price of an Option will be determined by the Board subject to the following:

    (1) The exercise price of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten percent shareholder) of the fair market value of the Common Stock subject to the ISO, determined as of the time the Option is granted. A Aten-percent shareholder@ is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

    (2) The exercise price of a non-ISO shall not be less than 100% of the fair market value of the Common Stock subject to the non-ISO, determined as of the time the non-ISO is granted, except that:

      (A) the exercise price of a non-ISO may be equal to or greater than 85% of the fair market value of the Common Stock subject to the non-ISO, if the discount is granted in lieu of a reasonable amount of cash compensation; or

      (B) the exercise price of a non-ISO granted pursuant to a Performance Award may be (i) 100% of the fair market value of the Common Stock subject to the non-ISO, determined either as of the time the Performance Award is granted or as of the time the non-ISO is granted pursuant to the Performance Award; or
(ii) an amount less than such fair market value if the discount is granted in lieu of a reasonable amount of cash compensation as consideration for exceeding the goal(s) set forth in the Performance Award.

    (3) In no case may the exercise price paid for Common Stock which is part of an original issue of authorized Common Stock be less than the par value per share of the Common Stock.

    (4) The Board may reduce the exercise price of an option at any time after the time of grant, but in the case of an Option originally awarded as an ISO, only with the consent of the Participant.

  (c) The period during which an Option may be exercised will be determined by the Board, except that the period during which an ISO may be exercised will not exceed ten years (five years, in the case of an ISO granted to a ten-percent shareholder) from the day immediately preceding the date the Option was granted.

  (d) An Option will become exercisable at such time or times, and on such terms and conditions, as the Board may determine. The Board may at any time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documents required by the Board and (ii) payment in full in accordance with Section 5.1(e) below for the number of shares for which the Option is exercised.

  (e) Stock purchased on exercise of an Option must be paid for as follows:
(i) in cash or by check (acceptable to Global in accordance with guidelines established for this purpose), bank draft or money order payable to the order of Global or (ii) if so permitted by the instrument evidencing the Option (or in the case of an Option which is not an ISO, by the Board at or after grant of the Option), (A) through the delivery of shares of Common Stock which have been outstanding for at least six months (unless the Board expressly approves a shorter period) and which have a fair market value on the last business day preceding the date of exercise at least equal to the exercise price, or (B) by delivery of a promissory note of the Option holder to Global, payable on such terms and conditions as the Board may determine, or (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to Global sufficient funds to pay the exercise price, or (D) by any combination of the permissible forms of payment; provided, that if the Common Stock delivered upon exercise of the Option is an original issue of authorized Common Stock, at least so much of the exercise price as represents the par value of such Common Stock must be paid other than by the Option holder=s promissory note.

  (f) If the market price of shares of Common Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2 below) exceeds the exercise price of the Option at the time of its exercise, the Board may cancel the Option and cause Global to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Common Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid. The Board may exercise its discretion to take such action only if it has received a written request from the person exercising the Option, but such a request will not be binding on the Board.

  5.2. Stock Appreciation Rights.

  (a) A Stock Appreciation Right is an Award entitling the recipient on its exercise to receive an amount, in cash or Common Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in Common Stock value. In general, a Stock Appreciation Right entitles the Participant to receive, with respect to each share of Common Stock as to which the Right is exercised, the excess of the share's fair market value on the date of exercise over its fair market value on the date the Right was granted. However, the Board may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Board to take into account the performance of the Common Stock in comparison with the performance of other stocks or an index or indices of other stocks. The Board may also grant Stock Appreciation Rights that provide that following a Change in Control of the Company (as defined in Section 6.3(b)) the holder of such Right will be entitled to receive, with respect to each share of Common Stock subject to the Right, an amount equal to the excess of a specified value (which may include an average of values) for a share of Common Stock during a period preceding such Change in Control over the fair market value of a share of Common Stock on the date the Right was granted.

  (b) Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option that is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the Option is granted.

  (c) When Stock Appreciation Rights are granted in tandem with Options, the following rules will apply:

    (1) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

    (2) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

    (3) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

    (4) The Stock Appreciation Right will be transferable only with the related Option.

    (5) A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the market price of the Stock subject to the Option exceeds the exercise Price of such option.

  (d) A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such terms and conditions, as the Board may specify. The Board may at any time accelerate the time at which all or any part of the Right may be exercised. Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to Global, accompanied by any other documents required by the Board.

  5.3. Restricted and Unrestricted Stock.

  (a) A Restricted Stock Award entitles the recipient to acquire, for a purchase price not less than the par value, shares of Common Stock subject to the restrictions described in Section 5.3(d) ("Restricted Stock").

  (b) A Participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the Participant accepts the Award by written instrument delivered or mailed to Global accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Board.

  (c) A Participant who receives Restricted Stock shall have all the rights of a stockholder with respect to such stock, including voting and dividend rights, subject to the restrictions described in 5.3(d) and any other conditions imposed by the Board at the time of grant. Unless the Board otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

  (d) Except as otherwise specifically provided by the Plan or the Award, Restricted Stock may not be sold, assigned, exchanged, pledged, gifted or otherwise disposed of, or transferred, and if a Participant suffers a Status Change (as defined in Section 6.1) for any reason, must be offered to Global for purchase for the amount of cash paid for such stock, or forfeited to the Company if no cash was paid. These restrictions will lapse at such time or times, and on such terms and conditions, as the Board may determine. The Board may at any time accelerate the time at which the restrictions on all or any part of the shares will lapse.

  (e) Any Participant making, or required by an Award to make, an election under Section 83(b) of the Code with respect to Restricted Stock shall deliver to Global, within ten days of the filing of such election with the Internal Revenue Service, a copy of such election.

  (f) The Board may, at the time any Award described in this Section 5 is granted, provide that any or all the Common Stock delivered pursuant to the Award will be Restricted Stock.

  (g) The Board may, in its sole discretion, approve the sale to any Participant of shares of Common Stock free of restrictions under the Plan for a price which is not less than the par value of the Common Stock.

  5.4. Deferred Stock. A Deferred Stock Award entitles the recipient to receive shares of Common Stock to be delivered in the future. Delivery of the Common Stock will take place at such time or times, and on such terms and conditions, as the Board may determine. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock will take place. At the time any Award described in this Section 5 is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

  5.5. Performance Awards. A Performance Award entitles the recipient to receive, without payment, an Award or Awards described in this Section 5 (such form to be determined by the Board) following the attainment of such performance goals, during such measurement period or periods, and on such other terms and conditions, all as the Board may determine. Performance goals may be related to personal performance, corporate performance, group or departmental performance or any such other category of performance as the Board may determine. The Board shall have the authority to determine the performance goals, the period or period during which performance is to be measured and all other terms and conditions applicable to the Award.

  5.6. Loans and Supplemental Grants.

  (a) The Company may make a loan to a Participant ("Loan"), either in connection with the purchase of Common Stock under the Award or the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Board shall have the authority, in its sole discretion, to determine whether to make a Loan, the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the terms and conditions, if any, under which the Loan may be forgiven. In no event shall any Loan have a term (including extensions) in excess of ten years.

  (b) In connection with any Award, the Board may grant a cash award to the Participant ("Supplemental Grant") not to exceed an amount equal to (i) the amount of any Federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (ii) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all payments under this Section 5. Any payments under this Section 5(b) shall be made at the time the Participant incurs Federal income tax liability with respect to the Award.

6. Events Affecting Outstanding Awards

  6.1. Termination of Service by Death or Disability. If a Participant who is an Employee ceases to be an Employee, or if there is a termination of the consulting, service or other relationship in respect of which a non-Employee Participant was granted an Award under the Plan (such termination of employment or other relationship referred to as a "Status Change") by reason of death or permanent disability (as determined by the Board), the following rules shall apply, unless otherwise determined by the Board:

  (a) All Options and Stock Appreciation Rights held by the Participant at the time of such Status Change, to the extent then exercisable, will continue to be exercisable by the Participant's heirs, executor, administrator or other legal representative, for a period of one year after the Participant's Status Change. After the expiration of such one-year period, all such Options and Stock Appreciation Rights shall terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 6. All Options and Stock Appreciation Rights held by a Participant at the time of such Status Change that are not then exercisable shall terminate upon such Status Change.

  (b) All Restricted Stock held by the Participant at the time of such Status Change shall be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant) in accordance with Section 5.3 above.

  (c) Any payment or benefit under a Deferred Stock Award, Performance Award or Supplemental Grant to which the Participant was not irrevocably entitled at the time of such Status Change shall be forfeited and the Award canceled as of the time of such Status Change.

  6.2. Termination of Service Other Than by Death or Disability. If a Participant suffers a Status Change other than by reason of death or permanent disability (as determined by the Board), the following rules shall apply, unless otherwise determined by the Board at the time of grant of an Award:

  (a) All Options and Stock Appreciation Rights held by the Participant at the time of such Status Change, to the extent then exercisable, will continue to be exercisable by the Participant for a period of three months after the Participant's Status Change. After the expiration of such three-month period, all such Options and Stock Appreciation Rights shall terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this
Section 6. All Options and Stock Appreciation Rights held by a Participant at the time of such Status Change that are not then exercisable shall terminate upon such Status Change.

  (b) All Restricted Stock held by the Participant at the time of such Status Change shall be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock shall be so transferred without any further action by the Participant) in accordance with Section 5.3 above.

  (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled at the time of such Status Change shall be forfeited and the Award canceled as of the date of such Status Change.

  (d) A termination by the Company of a Participant's employment with or service to the Company shall be for "Cause" only if the Participant: (i) was guilty of gross negligence or willful misconduct in the performance of his or her duties for the Company, (ii) breached or violated, in a material respect, any agreement between the Participant and the Company or any of the Company's policy statements regarding conflicts-of-interest, insider trading or confidentiality, (iii) committed a material act of dishonesty or breach of trust, (iv) acted in a manner that was inimical or injurious, in a material respect, to the business or interests of the Company, or (v) was convicted of a felony.

  (e) For all purposes of this Section 6.2 and Section 6.3, (i) if a Participant is an Employee of a subsidiary of Global and such subsidiary ceases to be a subsidiary of Global, then the Participant's employment with the Company will be deemed to have been terminated by the Company without Cause, unless the Participant is transferred to Global or another subsidiary of Global; (ii) the employment with the Company of a Participant who is an Employee will not be deemed to have been terminated if the Participant is transferred from Global to a subsidiary of Global, or vice versa, or from one subsidiary of Global to another; and (iii) if a Participant who is an Employee terminates his or her employment with the Company following a reduction in his or her rate of compensation, then the Participant's employment with the Company will be deemed to have been terminated by the Company without Cause.

  6.3. Change in Control

  (a) In the event of a Change in Control (as defined in Section 6.3(b)), the following rules will apply, unless otherwise expressly provided by the Board at the time of the grant of an Award:

(1) Each outstanding Option and Stock Appreciation Right shall automatically become exercisable in full six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the Participant's employment with or service to the Company for any reason other than for Cause (as defined in Section 6.2(d)). This provision shall not prevent an Option or Stock Appreciation Right from becoming exercisable sooner as to Common Stock or cash that would otherwise have become available under such Option or Right during such period.

(2) Each outstanding share of Restricted Stock shall automatically become free of all restrictions and conditions six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the Participant's employment with or service to the Company for any reason other than for Cause (as defined in Section 6.2(d)). This provision shall not prevent the earlier lapse of any restrictions or conditions on Restricted Stock that would otherwise have lapsed during such period.

(3) Conditions on Deferred Stock Awards, Performance Awards and Supplemental Grants which relate only to the passage of time and continued employment shall automatically terminate six months after the occurrence of such Change in Control or, if sooner, upon a termination by the Company of the Participant's employment with or service to the Company for any reason other than for Cause (as defined in Section 6.2(d)). This provision shall not prevent the earlier lapse of any conditions relating to the passage of time and continued employment that would otherwise have lapsed during such period. Performance or other conditions (other than conditions relating only to the passage of time and continued employment) shall continue to apply unless otherwise provided in the instrument evidencing the Awards or in any other agreement between the Participant and the Company or unless otherwise agreed to by the Board.

 (b) A "Change in Control" means: (i) the occurrence of an event that would, if known to the Company's management, be required to be reported by the Company under Item 1(a) of Form 8-K pursuant to the 1934 Act; or (ii) the acquisition or receipt, in any manner, by any person (as defined for purposes of the 1934 Act) or any group of persons acting in concert, of direct or indirect beneficial ownership (as defined for purposes of the 1934 Act) of 50% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company; or (iii) a change in the constituency of the Board with the result that individuals (the "Incumbent Directors") who are members of the Board on the Effective Date (as specified in Section 9) cease for any reason to constitute at least a majority of the Board, provided that any individual who is elected to the

Board after the Effective Date and whose nomination for election was unanimously approved by the Incumbent Directors shall be considered an Incumbent Director beginning on the date of his or her election to the Board; or (iv) the sale, exchange or other disposition of all or a significant portion of the Company's business or assets, or the execution by the Company of a binding agreement providing for such a transaction; unless in any such case, at least a majority of the Incumbent Directors determine, prior to the occurrence of such Change in Control, that no Change in Control has or will have occurred.

7. Grant and Acceptance of Awards

  7.1. The Board's approval of a grant of an Award under the Plan, including the names of Participants and the size of the Award, including the number of shares of Common Stock subject to the Award, shall be reflected in minutes of meetings held by the Board or the Board or in written consents signed by members of the Board. Once approved by the Board, each Award shall be evidenced by such written instrument, containing such terms as are required by the Plan and such other terms, consistent with the provisions of the Plan, as may be approved from time to time by the Board.

  7.2 Each instrument may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which shall evidence agreement to the terms thereof. The receipt of an Award shall not impose any obligation on the Participant to accept the Award.

  7.3. Except as specifically provided by the Plan or the instrument evidencing an Award, a Participant shall not become a stockholder of Global until (a) the Participant makes any required payments in respect of the Common Stock issued or issuable pursuant to the Award, (b) the Participant furnishes Global with any required agreements, certificates, letters or other instruments, and (c) the Participant actually receives the shares of Common Stock. Subject to any terms and conditions imposed by the Plan or the instrument evidencing an Award, upon the occurrence of all of the conditions set forth in the immediately preceding sentence, a Participant shall have all rights of a stockholder with respect to shares of Common Stock, including, but not limited to, the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. The Board may, upon such terms and conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any and all Common Stock subject to the Participant's Award, had such Common Stock been outstanding. Without limitation, the Board may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

  7.4. Notwithstanding any other provision of the Plan, the Company shall not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares of Common Stock previously delivered under the Plan (a) until all conditions to the Award have been satisfied or removed,
(b) until, in the opinion of counsel to the Company, all applicable Federal and state laws and regulations have been complied with, (c) if the outstanding Common Stock is at the time listed on any stock exchange or included for quotation on an inter-dealer system, until the shares to be delivered have been listed or included or authorized to be listed or included on such exchange or system upon official notice of notice of issuance, (d) if it might cause the Company to issue or sell more shares of Common Stock that the Company is then legally entitled to issue or sell, and (e) until all other legal matters in connection with the issuance and delivery of such shares have been approved by counsel to the Company. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of an Award, such representations or agreements as counsel to the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer. If an Award is exercised by the Participant's legal representative, the Company shall be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

8. Tax Withholding

The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state and local withholding tax requirements (the "withholding requirements"). In the case of an

Award pursuant to which Common Stock may be delivered, the Board shall have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Common Stock. If and to the extent that such withholding is required, the Board may permit a Participant or such other person or entity to elect at such time and in such manner as the Board may determine to have the Company hold back from the shares of Common Stock to be delivered, or to deliver to the Company, Common Stock having a value calculated to satisfy the withholding requirement. If at the time an ISO is exercised, the Board determines that the Company could be liable for withholding requirements with respect to a disposition of the Common Stock received upon exercise, the Board may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Common Stock received upon exercise, and (b) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

9. Stockholder Approval, Effective Date and Term of Plan

  The Plan was adopted by the Board on March 20, 1996, subject to the approval of Global's stockholders. The Plan was approved by Global's stockholders at Global's 1996 annual meeting of stockholders on July 8, 1996. The effective date of this Plan ("Effective Date") is July 8, 1996, the date on which the Plan was approved by the affirmative vote of the holders of a majority of the outstanding shares of Global's Common Stock. No Award shall be granted more than ten years after the Effective Date. The Plan has been amended as follows:

                                         Date Amended by   Date Approved by
         Nature of Amendment            Board of Directors   Shareholders
--------------------------------------  ------------------ ----------------
To increase the aggregate number of     September 24, 1996 December 4, 1997
 shares of Common Stock issuable under
 the Plan from 100,000 to 1,000,000
To increase the aggregate number of      January 5, 1999    July 13, 1999
 shares of Common Stock issuable under
 the Plan from 1,000,000 to 3,000,000
To provide that the Plan shall be       November 16, 1999        N/A
 administered by the Board and that
 the Board may delegate all or any
 portion of its authority under the
 Plan to one or more committees
To increase the aggregate number of       April 18, 2000     May 25, 2000
 shares of Common Stock issuable under
 the Plan from 3,000,000 to 4,500,000
To increase the aggregate number of      January 4, 2001
 shares of Common Stock issuable under
 the Plan from 4,500,000 to 7,500,000;
 to increase the number of shares
 which may be granted to Employees
 covered by Section 162(m) of the Code
 to 1,000,000; to amend the effect of
 a Status Change on outstanding
 Restricted Stock Awards; and to amend
 the definitions of "Cause" and
 "Change of Control"

10. Effect, Amendment, Suspension and Termination

  Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Common Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Common Stock may be issued to Employees or other persons or entities. The Board reserves the right, at any time and from time to time, to amend the Plan in any way, or to suspend or terminate the Plan, effective as of the date specified by the Board when it takes such action, which date may be before or after the date the Board takes such action; provided that any such action shall not affect any Awards granted before the actual date on which such action is taken by the Board; and further provided that the approval of Global's stockholders shall be required whenever necessary for the Plan to continue to satisfy the conditions of Rule 16b-3 under the 1934 Act, Section 422 of the Code with respect to the award of ISOs (unless the Board determines that ISOs shall no longer be granted under the Plan), any bylaw, rule or regulation of the market system or stock exchange on which Global's Common Stock is then listed or admitted to trading, or any other applicable law, rule or regulation.

11. Other Provisions

  11.1 othing contained in the Plan or any Award shall confer upon any Employee or other Participant the right to continue in the employ of, or to continue to provide service to, the Company or any affiliated person, or interfere in any way with the right of the Company or any affiliated person to terminate the employment or service of any Employee or other Participant for any reason.

  11.2 Corporate action constituting an offer by Global of Common Stock to any Participant under the terms of an Award shall be deemed completed as of the date of grant of the Award, regardless of when the instrument, certificate, or letter evidencing the Award is actually received or accepted by the Participant.

  11.3 None of a Participant's rights under any Award or under the Plan may be assigned or transferred in any manner other than by will or under the laws of descent and distribution. The foregoing shall not, however, restrict a Participant's rights with respect to Unrestricted Stock or the outright transfer of cash, nor shall it restrict the ability of a Participant's heirs, estate, beneficiaries, or personal or legal representatives to enforce the terms of the Plan with respect to Awards granted to the Participant.

  11.4 The Plan, and all Awards granted hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware. The headings of the Sections of the Plan are for convenience of reference only and shall not affect the interpretation of the Plan. All pronouns and similar references in the Plan shall be construed to be of such number and gender as the context requires or permits. If any provision of the Plan is determined to be unenforceable for any reason, then that provision shall be deemed to have been deleted or modified to the extent necessary to make it enforceable, and the remaining provisions of the Plan shall be unaffected.

  11.5 All notices with respect to the Plan shall be in writing and shall be hand delivered or sent by certified mail or reputable overnight delivery service, expenses prepaid. Notices to the Company or the Board shall be delivered or sent to Global's headquarters to the attention of its Chief Financial Officer and its General Counsel. Notices to any Participant or holder of shares of Common Stock issued pursuant to an Award shall be sufficient if delivered or sent to such person's address as it appears in the regular records of the Company or its transfer agent.

  11.6. If there is any change in the capitalization of the Company, such as by stock dividend, stock split, combination of shares, exchange of securities, recapitalization or other event which the Board deems, in its sole discretion, to be similar circumstances, the Board may make such adjustments to the number and/or kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to such Awards and any other provision of such Awards affected by such change, as the Board may determine in its sole discretion. The Board may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, as the Board may determine in its sole discretion.

  11.7. The Board may agree at any time, upon request of a Participant, to defer the date on which any payment under an Award shall be made.

  11.8. In any case that a Participant purchases Common Stock under an Award for a price equal to the par value of the Common Stock, the Board may determine, in its sole discretion, that such price has been satisfied by past services rendered by the Participant.

  11.9. For the purposes of the Plan and any Award granted hereunder, unless otherwise determined by the Board, the term "fair market value" of Common Stock on a specified date shall mean the last sale price for one share of Common Stock on the last trading day on or before the specified date, as reported on the Nasdaq Stock Market, or on such other market system or stock exchange on which Global's Common Stock is then listed or admitted to trading, or, if the foregoing does not apply, the market value determined by the Board.

  11.10 Except as otherwise indicated, the term "person," as used in the Plan shall include individuals, corporations, partnerships, trusts, estates, limited liability companies and partnerships and any other type of entity.

THE UNDERSIGNED CERTIFIES THAT THE AMENDMENT AND RESTATEMENT OF THIS PLAN WAS DULY APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF GLOBAL SPORTS, INC. PURSUANT TO RESOLUTIONS ADOPTED AT A MEETING OF THE BOARD OF DIRECTORS ON THE 4TH DAY OF JANUARY, 2001.

                                                    /s/Arthur H. Miller
                                          By___________________________________
                                                     Arthur H. Miller
                                                         Secretary

                                                                     Appendix B

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                            OF GLOBAL SPORTS, INC.

  The undersigned, Michael G. Rubin, President and Chief Executive Officer of Global Sports, Inc., a corporation incorporated under the Delaware General Corporation Law (the "Corporation"), does hereby certify that he is the President and Chief Executive Officer of the Corporation and that the Corporation has adopted this Amended and Restated Certificate of Incorporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

  The Amended and Restated Certificate of Incorporation shall read in full as follows:

                                  ARTICLE I.

  The current name of the Corporation is Global Sports, Inc. The name under which the Corporation was originally incorporated was ABE Corporation, and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 15, 1986.

                                  ARTICLE II.

  The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware, County of New Castle. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                 ARTICLE III.

  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law ("DGCL").

                                  ARTICLE IV.

  A. The total number of shares of stock which the Corporation shall have authority to issue is ninety-five million (95,000,000) of which ninety million (90,000,000) shall be Common Stock, par value $0.01 per share, and five million (5,000,000) shall be Preferred Stock, par value $0.01 per share.

  B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

                                  ARTICLE V.

  The Corporation shall have perpetual existence.

                                  ARTICLE VI.

  For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

  A.

  1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

  2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

  3. The Board of Directors or any individual director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote at an election of directors, or (b) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally at an election of directors.

  4. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

  B.

  1. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

2. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                 ARTICLE VII.

  A. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

  B. Any repeal or modification of this Article VII shall be prospective and shall not affect the rights under this Article VII in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                 ARTICLE VIII.

  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

  IN WITNESS WHEREOF, Michael G. Rubin, the President and Chief Executive Officer of the Corporation, has caused this Amended and Restated Certificate
of Incorporation to be signed by him this      day of May, 2001.


                                          Michael G. Rubin,
                                          President and Chief Executive
                                           Officer

                                                                     Appendix C

                              GLOBAL SPORTS, INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    Charter

1. Purpose

  The primary function of the Audit Committee is to assist the Board of Directors of Global Sports, Inc. (the "Company") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and business conduct that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

  . Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

  . Review and appraise the audit efforts of the Company's independent accountants and financial management, including internal auditing, if applicable.

  . Provide an open avenue of communication among the independent accountants, financial and senior management, including internal auditing, if applicable, and the Board of Directors.

  The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. Composition

  The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall satisfy the independence and experience requirements of The Nasdaq Stock Market ("Nasdaq") or of such other securities exchange as are applicable to the Company. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. Meetings

  The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, including the director of the internal auditing, if applicable, and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Company's financials consistent with IV.4. below.

IV. Responsibilities and Duties

  To fulfill its responsibilities and duties the Audit Committee shall:

  1. Documents/Reports Review

    1. Review and update this Charter periodically, at least annually, as conditions dictate.

  2. Review the Company's annual financial statements and any reports or other financial information submitted by the Company to any governmental body or the public, including any certification, report, opinion, or review rendered by the independent accountants.

  3. Review the regular internal reports to management prepared by internal auditing, if applicable, and management's response.

  4. Review with financial management and the independent accountants the Company's interim financial information and the Company's Quarterly Report on Form 10-Q prior to the release of earnings and the filing of such report, as applicable. The Chair of the Committee may represent the entire Committee for purposes of this review.

2. Independent Accountants

  1. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountant's independence.

  2. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  3. Periodically consult with the independent accountants out of the presence of management about internal controls and fullness and accuracy of the organization's financial statements.

3. Financial Reporting Process

  1. In consultation with the independent accountants and internal auditing, if applicable, review the integrity of the Company's financial reporting processes, both internal and external.

  2. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  3. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or internal auditing, if applicable.

 A. Process Improvement

  1. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and internal auditing, if applicable, regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  2. Following completion of the annual audit, review separately with each of management, the independent accountants and internal auditing, if applicable, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  3. Review any significant disagreement among management and the independent accountants or internal auditing, if applicable, in connection with the preparation of the financial statements.

  4. Review with the independent accountants, internal auditing, if applicable, and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

4. Business Conduct and Legal Compliance

  1. Establish, review and update periodically a Code of Business Conduct Policy and ensure that management has established a system to enforce this Policy.

  2. Review management's monitoring of the Company's compliance with its Business Conduct Policy, and ensure that management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

  3. Review the necessity and advisability of establishing an internal auditing function and, if established, review activities, organizational structure and, qualifications of the internal auditing function.

  4. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

  5. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

  6. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

                            GLOBAL SPORTS, INC.
               Annual Meeting of Shareholders -- May 24, 2001
             SOLICITED ON BEHALF OF THE COMPANY AND APPROVED
                        BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Michael G. Rubin and Kenneth J. Adelberg to act as attorneys and proxies for the undersigned, with full powers of substitution, to appear at the Annual Meeting of Shareholders of Global Sports, Inc. (the "Company") to be held on the 24th day of May, 2001 at the office of the Company, 1075 First Avenue, King of Prussia, Pennsylvania 19406 and at any postponement or adjournment thereof, and to vote all of the shares of the Company that the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

     1. To elect seven directors, each to hold office for one-year terms and until their successors are elected and qualified. Nominees: Michael G. Rubin, Kenneth J. Adelberg, Ronald D. Fisher, Harvey Lamm, Mark S. Menell, Michael S. Perlis and Jeffrey F. Rayport.

      FOR the nominees listed                   WITHHOLD AUTHORITY
      below (except as indicated                to vote for all nominees
      below)

              [ ]                                      [ ]

INSTRUCTION: To withhold authority to vote for any nominee write that nominee's
name in this space:               .
                   ---------------

     2. To approve an amendment to the Company's 1996 Equity Incentive Plan to
(i) increase the number of shares of the Company's common stock issuable under the Plan from 4,500,000 shares to 7,500,000 shares, and (ii) increase the number of shares which may be granted to employees covered by Section 162(m) of the Internal Revenue Code of 1986, as amended, to 1,000,000.

               [ ] FOR            [ ] AGAINST          [ ] ABSTAIN

      3. To approve the amendment and restatement of the Company's Certificate of Incorporation in the form attached as Appendix B to the accompanying Proxy Statement to (i) increase the number of authorized shares of the Company's common stock by 30,000,000 shares from 60,000,000 shares to 90,000,000 shares,
(ii) increase the number of authorized shares of the Company's preferred stock by 4,000,000 shares from 1,000,000 shares to 5,000,000 shares, and (iii) make certain other changes to the Certificate, all as more fully described in the accompanying Proxy Statement.

               [ ] FOR            [ ] AGAINST          [ ] ABSTAIN


     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN THE ACCOMPANYING PROXY STATEMENT, "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1996 EQUITY INCENTIVE PLAN AND "FOR" APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION. A MAJORITY OF THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.

The Board of Directors recommends a vote "FOR" election of all nominees for director, "FOR" approval of the amendment to the Company's 1996 Equity Incentive Plan and "FOR" approval of the amendment and restatement of the Company's Certificate of Incorporation.

                                    (Continued and to be SIGNED on Reverse Side)

     Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

     Receipt of the Notice of the Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.

     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                        Date:                            , 2001
                                             ---------------------------
                                                (Please date this Proxy)

                                        ---------------------------------------

                                        ---------------------------------------
                                            (Signature(s) of Shareholder(s))

                                        Please sign exactly as your name(s)
                                        appear(s) to the left. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        full title. If shares are held jointly,
                                        each holder should sign.